Exhibit 99.1

FIRST INDUSTRIAL REALTY TRUST REPORTS

FIRST QUARTER 2015 RESULTS

•	Occupancy of 94.3%, Up 190 Basis Points from 1Q14

•	Same Store NOI Grew 6.2%

•	Started New 237,000 SF Development in Southern California with Total Estimated Investment of $27.5 Million

•	Acquired a New Site in Phoenix in 2Q15 for the Development of a 386,000 SF Distribution Facility with Total Estimated Investment of $21.1 Million

•	Sold 525,000 SF of Properties for $26.6 Million

•	Closed on a New $625 Million Senior Unsecured Revolving Credit Facility

CHICAGO, April 23, 2015 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced results for the first quarter of 2015. Diluted net income available to common stockholders per share (EPS) was $0.02, compared to $0.02 in the year ago quarter.

First Industrial’s first quarter diluted FFO was $0.20 per share/unit, compared to $0.24 per share/unit a year ago.

Both EPS and FFO per share results for the first quarter of 2015 reflect $0.11 related to the recognition of a mark-to-market loss on an interest rate protection agreement the Company plans to settle in the second quarter. This charge is discussed further in the “Capital Market Activities” section of this press release. General and administrative expense included $1.3 million of accelerated expensing of incentive compensation.

“We are off to a good start this year, as we delivered strong same store NOI growth benefiting from broad-based tenant demand across our markets,” said Bruce W. Duncan, First Industrial’s president and CEO. “We continue to execute on our plan to drive long-term cash flow growth and value for shareholders through leasing and portfolio management efforts, particularly through our new development investments using our platform.”

Portfolio Performance – First Quarter 2015

•	In-service occupancy was 94.3% at the end of the first quarter, compared to 94.3% at the end of the fourth quarter of 2014, and 92.4% at the end of the first quarter of 2014.

•	Tenants were retained in 60.5% of square footage up for renewal.

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•	Same property cash basis net operating income (NOI) increased 6.2%. Including lease termination fees, same property NOI increased 6.0%. Both measures exclude the impact of the $0.4 million portion of a one-time restoration fee recognized during the first quarter of 2014.

•	Rental rates increased 2.6% on a cash basis and increased 9.3% on a GAAP basis; leasing costs were $2.66 per square foot.

Capital Market Activities

In the first quarter, the Company:

•	Closed a new $625 million senior unsecured revolving credit facility maturing on March 11, 2019, with a one-year extension option subject to certain conditions. The initial interest rate is LIBOR plus 115 basis points, a reduction of 35 basis points from the prior facility.

•	As announced in the Company’s press release dated February 19, 2015, the board of directors declared a common dividend of $0.1275 per share/unit for the quarter ending March 31, 2015 which was paid on April 20, 2015 to stockholders of record on March 31, 2015. The new dividend rate represents a 24.4% increase from the prior rate of $0.1025 per share.

In the second quarter, the Company:

•	Plans to settle its interest rate protection agreement related to an unsecured debt issuance that the Company no longer anticipates executing in 2015. The estimated cash cost to settle this agreement is $13.0 million, or $0.11 per share, based on the swap rate as of March 31, 2015, and has been reflected in the Company’s first quarter results and in updated 2015 guidance.

“We continue to enhance our capital position, adding more flexibility and tenor through our new $625 million credit facility,” said Scott Musil, chief financial officer. “In the current capital markets environment, we will continue to evaluate our opportunities to lower capital costs, while managing our sources and uses supporting our investments for growth.”

Investment and Disposition Activities

In the first quarter, the Company:

•	Started development of First Park @ Ocean Ranch in Southern California, a three-building park totaling approximately 237,000 square feet, total estimated investment of $27.5 million.

•	Sold nine properties comprising 525,000 square feet for a total of $26.6 million.

In the second quarter to date, the Company:

•	Acquired a 21-acre development site in Phoenix for the development of a 386,000 square-foot distribution center with estimated total investment of $21.1 million. The Company will be relocating an existing customer from an 80,000 square-foot space to a 170,000 square-foot space in this building upon its completion, anticipated to occur by the end of the first quarter of 2016.

•	Sold one building in the Detroit market totaling 160,000 square feet for $5.9 million.

“We are pleased to replenish our pipeline of new investments as we develop on these recently-acquired sites to meet growing tenant demand for industrial facilities,” said Johannson Yap, chief investment officer. “Through development, we use our platform to create value and enhance the long-term cash flow growth profile of our portfolio.”

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Outlook for 2015

Mr. Duncan stated, “The industrial real estate environment continues to exhibit fundamental strength. Our team remains focused on meeting or exceeding our year-end occupancy target of 95%, while executing on the building and leasing of our new development investments.”

	Low End of	High End of
	Guidance for 2015	Guidance for 2015
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	0.24	0.34
Add: Real Estate Depreciation/Amortization	0.99	0.99
Add: Non-NAREIT Compliant Gains Through 1Q15	(0.07)	(0.07)

FFO (NAREIT Definition)	$1.16	$1.26

FFO Before Impact of Mark-to-Market of Interest Rate Protection Agreement in 1Q15	$1.27	$1.37

The following assumptions were used:

•	Average quarter-end in-service occupancy of 93.5% to 94.5%, with year-end occupancy expected to be 95%.

•	Same-store NOI on a cash basis of positive 3% to 5% for the full year, excluding the one-time restoration fee recognized in the comparative period of 2014.

•	General and administrative expense of approximately $24 million to $25 million.

•	Guidance has been adjusted from the guidance provided on February 19, 2015 to reflect that the Company no longer plans to issue approximately $250 million of unsecured debt this year. As a result of this change, the expected EPS and FFO dilution of $0.03 to $0.05 per share associated with such an issuance is no longer assumed to occur.

•	Guidance reflects the payoff of approximately $23 million of secured debt with an interest rate of 5.58% in the fourth quarter of 2015.

•	Guidance includes the incremental costs related to the Company’s four developments in process and the planned development start in Phoenix in 2Q15. In total, the Company expects to capitalize $0.02 per share of interest related to these projects in 2015.

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances;

•	any other future property sales or investments;

•	any future impairment gains or losses;

•	any future NAREIT-compliant gains or losses;

•	any additional changes in the final termination value of the anticipated settlement of the interest rate protection agreement; or

•	issuance of additional equity.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.6 million square feet of industrial space as of March 31, 2015. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 ..Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of the Company, and are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land) in the Company’s current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; environmental liabilities; delays in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call April 24, 2015 at 12:00 p.m. EDT (11:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2015 supplemental information can be viewed at www.firstindustrial.com under the “Investor Relations” tab.

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Contact:	Art Harmon
Vice President, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31, 2015	March 31, 2014

Statement of Operations and Other Data:
Total Revenues	$89,942	$83,861

Property Expenses	(29,791)	(30,316)
General and Administrative	(6,966)	(5,521)
Acquisition Costs	—	(35)
Depreciation of Corporate FF&E	(170)	(122)
Depreciation and Other Amortization of Real Estate	(28,136)	(27,749)

Total Expenses	(65,063)	(63,743)

Gain on Sale of Real Estate	7,930	—
Interest Income	24	702
Interest Expense	(16,642)	(19,046)
Amortization of Deferred Financing Costs	(746)	(804)
Mark-to-Market Loss on Interest Rate Protection Agreements	(12,990)	—

Income from Continuing Operations Before Equity in Income of Joint Ventures and Income Tax Provision	2,455	970

Equity in Income of Joint Ventures (a)	71	2,966
Income Tax Provision	(60)	(10)

Income from Continuing Operations	2,466	3,926

Discontinued Operations:
Income Attributable to Discontinued Operations	—	406
Gain on Sale of Real Estate	—	735

Income from Discontinued Operations	—	1,141

Net Income	2,466	5,067

Net Income Attributable to the Noncontrolling Interest	(93)	(104)

Net Income Attributable to First Industrial Realty Trust, Inc.	2,373	4,963

Preferred Dividends	—	(1,019)
Redemption of Preferred Stock	—	(1,462)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$2,373	$2,482

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$2,373	$2,482

Depreciation and Other Amortization of Real Estate	28,136	27,749
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	916
Noncontrolling Interest	93	104
Equity in Depreciation and Other Amortization of Joint Ventures (a)	17	37
Non-NAREIT Compliant Gain (b)	(7,930)	(735)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(63)	(2,979)

Funds From Operations (NAREIT) (“FFO”) (b)	$22,626	$27,574

Restricted Stock/Unit Amortization	2,561	1,575
Amortization of Debt Discounts / (Premiums) and Hedge Costs	149	1,034
Amortization of Deferred Financing Costs	746	804
Depreciation of Corporate FF&E	170	122
Redemption of Preferred Stock	—	1,462
Mark-to-Market Loss on Interest Rate Protection Agreements	12,990	—
One-Time Restoration Fee (c)	—	(389)
Non-Incremental Capital Expenditures (c)	(7,162)	(7,369)
Capitalized Interest and Overhead	(504)	(448)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(2,174)	126

Adjusted Funds From Operations (“AFFO”) (b)	$29,402	$24,491

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31, 2015	March 31, 2014
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$2,373	$2,482

Interest Expense	16,642	19,046
Depreciation and Other Amortization of Real Estate	28,136	27,749
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	916
Preferred Dividends	—	1,019
Redemption of Preferred Stock	—	1,462
Income Tax Provision	60	10
Mark-to-Market Loss on Interest Rate Protection Agreements	12,990	—
Noncontrolling Interest	93	104
Amortization of Deferred Financing Costs	746	804
Depreciation of Corporate FF&E	170	122
Equity in Depreciation and Other Amortization of Joint Ventures (a)	17	37
Non-NAREIT Compliant Gain (b)	(7,930)	(735)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(63)	(2,979)

EBITDA (b)	$53,234	$50,037

General and Administrative	6,966	5,521
Acquisition Costs	—	35
FFO from Joint Ventures (b)	(89)	(116)

Net Operating Income (“NOI”) (b)	$60,111	$55,477

Weighted Avg. Number of Shares/Units Outstanding - Basic	114,681	114,245
Weighted Avg. Number of Shares Outstanding - Basic	110,310	109,676

Weighted Avg. Number of Shares/Units Outstanding - Diluted	115,046	114,784
Weighted Avg. Number of Shares Outstanding - Diluted	110,675	110,215

Per Share/Unit Data:
FFO (NAREIT)	$22,626	$27,574
Less: Allocation to Participating Securities	(63)	(73)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$22,563	$27,501
Basic/Diluted Per Share/Unit	$0.20	$0.24

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$2,373	$2,482
Less: Allocation to Participating Securities	(41)	(32)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$2,332	$2,450
Basic/Diluted Per Share	$0.02	$0.02

Common Dividends/Distributions	$0.1275	$0.1025

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,163,040	$3,137,177
Real Estate and Other Assets Held For Sale, Net	4,915	—
Total Assets	2,553,758	2,582,738
Debt	1,329,883	1,373,012
Total Liabilities	1,471,064	1,495,240
Total Equity	$1,082,694	$1,087,498

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, minus non-NAREIT compliant gain. Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2015, include all properties owned prior to January 1, 2014 and held as an in-service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2014 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended March 31, 2015 and March 31, 2014, NOI was $60,111 and $55,477, respectively; NOI of properties not in the Same Store Pool was $1,683 and $863, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $397 and $(107), respectively. Included in the $863 of NOI from properties not in the Same Store Pool in 2014 is a one-time restoration fee of $389. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	Non-incremental capital expenditures of $389 for the three months ended March 31, 2014 are excluded from the calculation of AFFO due to a one-time 2014 restoration fee.